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                                                    EXHIBIT 11(b)



                VENABLE, BAETJER and HOWARD, LLP
              1800 Mercantile Bank & Trust Building
                        Two Hopkins Plaza
                 Baltimore, Maryland  21201-2978
               (410) 244-7400, Fax (410) 244-7742


                                  December 22, 1995


Seward & Kissel
One Battery Park Plaza
New York, New York  10004

         Re:  Alliance Premier Growth Fund, Inc.

Ladies & Gentlemen:

         We have acted as special Maryland counsel to Alliance Premier Growth Fund, Inc., a Maryland corporation (the "Fund"), in connection with the transfer of all of the assets and liabilities of Alliance Counterpoint Fund, a Massachusetts business trust (the "Company"), to the Fund and the issuance of shares of the Fund's Class A Common Stock, Class B Common Stock and Class C Common Stock, $.001 par value per share (each a "Class" and, collectively the "Shares"), pursuant to a proposed Agreement and Plan of Reorganization and Liquidation (the "Agreement") between the Fund and the Company.

         We have examined the Fund's Charter and Bylaws, its Registration Statement on Form N-14 to be filed with the Securities and Exchange Commission substantially in the form in which it is to become effective (the "Registration Statement") and the Agreement substantially in the form approved by the Board of Directors of the Fund. We have further examined and relied upon a certificate of the Maryland State Department of Assessments and Taxation to the effect that the Fund is duly incorporated and existing under the laws of the State of Maryland and in good standing and duly authorized to transact business in the State of Maryland.

         We have also examined and relied upon a certificate of the Assistant Secretary of the Fund certifying, among other matters, the Agreement presented to us as being substantially in the form approved by the Board of Directors of the Fund, and further certifying the resolutions of the Board of Directors of the Fund approving the Agreement and authorizing the issuance of



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the Shares pursuant to the Agreement.  We have also examined and relied upon such corporate records of the Fund and other documents and certificates with respect to factual matters as we have deemed necessary to render the opinion expressed herein.
We have assumed, without independent verification, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, and the conformity with originals of all documents submitted to us as copies.

         Based on such examination, we are of the opinion and so advise you that:

    1. The Fund is validly existing as a corporation in good standing under the laws of the State of Maryland.

    2. The Shares of the Fund to be issued in accordance with the terms of the Agreement, to the extent that the number of Shares of each Class to be issued by the Fund and distributed to stockholders of the Company does not exceed the number of authorized and unissued shares of the Class on the issuance date, when so issued, will constitute validly issued shares, fully paid and nonassessable, under the laws of the State of Maryland.

         This letter expresses our opinion as to the Maryland General Corporation Law governing matters such as the authorization and issuance of stock. It does not extend to the securities or "Blue Sky" laws of Maryland, to federal securities laws or to other laws.

    You may rely upon our foregoing opinion in rendering your opinion to the Fund that is to be filed as an exhibit to the Registration Statement. We consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to our firm under the caption "General Information - Counsel" contained in the Statement of Additional Information of the Fund dated February 1, 1995 (as amended as of November 1, 1995) also included therein, but we do not hereby admit that we are "experts" as that term is used in the Securities Act of 1933 and the regulations thereunder. This opinion may not be relied upon by any other person or for any other purpose without our prior written consent.

                             Very truly yours,

                             /s/ Venable, Baetjer and Howard LLP






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